Exhibit 99.1

BFC Financial Corporation Supports BankAtlantic Bancorp’s

Definitive Agreement to Sell BankAtlantic to BB&T Corporation

FORT LAUDERDALE, Florida – November 2, 2011 – BFC Financial Corporation (Pink Sheets: BFCF) (“BFC”), a holder of approximately 53% of BankAtlantic Bancorp’s Class A Common Stock (NYSE: BBX), announced today that it supports the transaction announced by BankAtlantic Bancorp to sell its wholly-owned subsidiary, BankAtlantic, to BB&T Corporation (NYSE: BBT).

“This transaction is a very unique structure which we believe maximizes value for both BankAtlantic Bancorp and its shareholders,” commented Alan B. Levan, BFC Financial Corporation’s Chairman and Chief Executive Officer. “BB&T acquires BankAtlantic’s strong deposit franchise and loans, without criticized assets, and BankAtlantic Bancorp retains assets at net book value which it can monetize over time.

“As a majority shareholder, BFC believes this transaction is very attractive for BankAtlantic Bancorp’s shareholders. Upon closing, BankAtlantic Bancorp’s total equity is expected to increase significantly based on the extent to which the net book value of the assets to be distributed to BankAtlantic Bancorp exceeds Bancorp’s investment in BankAtlantic. Based on the September 30, 2011 balances, BankAtlantic Bancorp’s equity would increase by approximately $300 million. Post-closing, BankAtlantic Bancorp plans to adopt a new name as it will no longer be a savings and loan holding company and to focus its operations on the assets retained in the transaction, along with specialty finance and commercial lending.

“Upon closing, BFC’s total equity is expected to increase as well. Based upon BankAtlantic Bancorp’s September 30, 2011 equity, BFC’s shareholders’ equity would increase by approximately $160 million. Further, BFC anticipates benefiting from the operations and contributions from BankAtlantic Bancorp’s continued operations post closing.”

The closing of this transaction is subject to regulatory approval and certain other customary closing conditions.

For more detailed information about the proposed transaction, please refer to the press release issued by BankAtlantic Bancorp on November 1, 2011, as well as reports filed by BankAtlantic Bancorp with the Securities and Exchange Commission, which can be viewed free of charge on the SEC’s website, www.sec.gov.

- - -

About BFC Financial Corporation: BFC Financial Corporation (Pink Sheets: BFCF) is a diversified holding company whose principal holdings includes a controlling interest in BankAtlantic Bancorp, Inc. (NYSE: BBX).

BFC Financial Corporation: Contact Info:

Leo Hinkley, Investor and Corporate Communications Officer

Sharon Lyn, V.P., Investor and Corporate Communications

954- 940-4994

InvestorRelations@BFCFinancial.com

# # #

This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. All opinions, forecasts, projections, future plans or other statements, other than statements of historical fact, are forward-looking statements and include words or phrases such as “believes,” “will,” “expects,” “anticipates,” “intends,” “estimates,” “our view,” “we see,” “would” and words and phrases of similar import. The forward looking statements in this press release are also forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and involve substantial risks and uncertainties. We can give no assurance that such expectations will prove to have been correct. Actual results could differ materially as a result of a variety of risks and uncertainties, many of which are outside of the control of management. These risks and uncertainties include the impact of economic, competitive and other factors affecting BFC Financial Corporation and its publicly-traded portfolio of companies, and their respective operations, markets, products and services, as well as others including but not limited to, the following: that a transaction between BB&T and BankAtlantic Bancorp may not be completed on a timely basis, on anticipated terms, or at all; BankAtlantic Bancorp’s and/or BankAtlantic’s business or net asset values may be negatively affected by the pendency of the proposed transaction or otherwise; that regulatory approvals may not be received; that the transaction may not be as advantageous to BankAtlantic Bancorp or BFC as expected; and that BankAtlantic Bancorp’s future business plans may not be fully realized as anticipated, if at all; and that the assets retained by BankAtlantic Bancorp may not be monetized at the values currently ascribed to them. Accordingly, any anticipated benefits to BFC Financial Corporation and/or its shareholders may not be as advantageous as expected or realized at all. Further, the forward-looking statements contained in this release reflect the opinion of management as of the date of this release and are qualified by, and subject to, significant business, economic, competitive, regulatory and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of the Company or the management of companies in which BFC has invested. Accordingly, there can be no assurance that the forward-looking statements contained in this release will be realized or that actual results will not be significantly higher or lower. Readers are hereby advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time or other factors beyond the control of the Company. In light of the foregoing, readers of this release are cautioned not to place undue reliance on the forward-looking statements contained herein. The Company cautions that the foregoing risks and uncertainties are not exclusive. More complete information relating to BFC and its publicly-traded portfolio of companies, including the risks and uncertainties relating to their respective businesses, is detailed in reports filed by BFC and these companies with the Securities and Exchange Commission, and may be viewed free of charge on the SEC’s website, www.sec.gov. In addition to the risks and factors identified above, reference is also made to other risks and factors detailed in reports filed by the Company with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2011. The Company cautions that the foregoing factors are not exclusive.